Exhibit 10.2


                   Employment Agreement with Terry L. Robinson


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                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into effective as of March 1, 1999, by and between Terry L. Robinson (hereinafter referred to as "Employee"), and The Vintage Bank, a bank chartered by the California State Banking Department (sometimes referred to as "the Bank").

         1. Employment Agreement. The Bank hereby agrees to employ Employee and Employee hereby agrees to serve as such Employee upon the terms and conditions hereinafter set forth.

         2. Term of Employment. The term of employment commenced as of March 1, 1999, and shall continue for a period of five (5) years from such date unless sooner terminated as hereinafter provided in paragraphs 12 and 13 of this Agreement.

         3. Employee's Position and Duties. Employee shall perform the duties of the President and Chief Executive Officer of the Bank subject to the powers vested in the Board of Directors of the Bank and in the Bank's shareholders, or such other duties as may be prescribed by the Board. During the term of this Agreement, Employee shall perform his duties faithfully, diligently, and to the best standards of the banking industry and in compliance with all applicable laws and the Bank's articles of incorporation and bylaws.

         4. Devotion of Entire Time to Bank's Business. During his employment, Employee shall devote his full energies, interest, abilities, and productive time to the performance of this Agreement and shall not, without the Bank's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement.

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         5. Compensation.  During the term of this Agreement, the Bank shall pay to Employee, and Employee hereby accepts as compensation an annual salary in the amount of One Hundred Seventy-four Thousand and No/100ths Dollars ($174,000.00). Such compensation shall be paid in equal bi-monthly installments. Employee?s salary shall be subject to annual adjustment as may be determined by the Bank's Board of Directors in its sole and absolute discretion.

         All compensation will be subject to such withholding deductions as are required by law or agreed upon by the Employee.

         6. Incentive Compensation. Commencing with the Bank's 1999 fiscal year and as additional compensation for services rendered hereunder Employee shall be entitled to receive from the Bank a sum equal to a portion of a specified percentage, which portion and percentage will be determined by the Bank's Board of Directors in its sole and absolute discretion, of the Bank's after tax net profit to be paid to full time salaried officers pursuant to a non-qualified profit sharing plan to be established by the Bank (the "Plan" hereafter). The Plan shall establish a level of after tax net profit which must be exceeded (the "Target Level") before Employee or any other full time salaried officers of the Bank shall be entitled to additional compensation under the Plan. The Plan shall establish a formula by which the specified percentage of the Bank's after tax profit to be distributed under the Plan increases as the profits increase.

         7. Reimbursable Expenses. The Bank shall reimburse the Employee for the following expenses:

                  7.1. The Employee's necessary travel, hotel, and entertainment expenses incurred in connection with the business of the Bank or other events that contribute to the benefit of the Bank in amounts determined by the Board of Directors.

                  7.2. All other expenses incurred by the Employee in the course of his employment with the Bank in the amounts to be determined by the Board of Directors; and

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                  7.3. The  Employee  shall  obtain,  maintain and submit to the
Bank documentary evidence (such as receipts or paid bills) which states sufficient information for each expenditure. The audit committee of the Bank?s Board of Directors shall semi-annually review the Employee?s reimbursable expenses.

         8. Employee Benefits. During the employment term, Employee shall be entitled to receive all other benefits of employment generally available to the Bank's other full time salaried officers when and as he becomes eligible for them and as the Bank establishes them, including group heath and life insurance benefits.

         9. Vacations. Commencing with the 1999 calendar year, Employee shall be entitled to twenty (20) days of paid vacation in each full calendar year during the term of this Agreement and an appropriate pro rata portion thereof for any partial calendar year. Employee may be absent from his employment for vacation only at such time as the Bank's Board of Directors shall determine from time to time. In the event that Employee is unable for any reason to take the total amount of vacation time authorized herein during any calendar year, he shall be deemed to have waived any entitlement to vacation for that time.

         10. Automobile. The Bank shall, in its sole discretion, elect either of the following options, provided that it may change its election with reasonable notice to Employee:

                           (i)  The  Bank   will   provide   Employee   with  an
automobile, to be approved by the Bank's Board of Directors prior to its purchase, to use in the performance of his duties on behalf of the Bank during the term of this Employment Agreement. In addition, the Bank will provide maintenance and insurance on the automobile and will reimburse Employee for any operating costs expended on the Bank's behalf; or

                           (ii) the  Bank  will pay to  Employee  an  automobile
allowance in the amount of seven hundred fifty dollars ($750.00) per month for the purpose of acquisition or lease of an

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automobile of Employee's  choice,  including all insurance and maintenance costs associated with such automobile's operation. In addition, the Bank will pay for the Employees mileage in the performance of his duties on behalf of the Bank, on a per mile basis at such rate as the Bank may from time to time determine.

         11. Termination.

                  11.1. Employee may terminate this Agreement by giving the Bank not less then six (6) months prior written notice of resignation. Employee shall be entitled to no further compensation from the Bank after the effective date of his resignation.

                  11.2. The Bank may terminate this Agreement at any time, subject to the provisions of subparagraph 11.3 of this paragraph, with or without cause.

                  11.3. Subject to the provisions of paragraph 12 of this Agreement, in the event that the Bank terminates this Agreement without cause, Employee shall be paid severance pay equal to six (6) months base salary as specified in paragraph 5 or severance pay equal to the remainder of his base salary for the remaining term of this Agreement if the remaining term of this Agreement is less than six (6) months provided, however, that if the Bank, or any successor to the business of the Bank, terminates this Agreement without cause within two years following a Business Combination or effective change in control (as those terms are defined in paragraph 12.1 of this Agreement) then such termination shall be subject to the payment of severance pay as provided in paragraph 12.1 of this Agreement. Such severance pay shall be paid in the manner described in paragraph 12.2 hereof.

                  11.4. In the event the Bank terminates this Agreement for cause, Employee shall be entitled to no severance pay and no further compensation whatsoever under this Agreement beyond the effective date of such termination. "Cause" shall include but not be limited to, any material act of dishonesty, disclosure of confidential information, gross carelessness or

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misconduct,  inadequate  or improper  performance  or  unjustifiable  neglect of duties under this Agreement, any act which in any way has a direct, substantial, and adverse affect on the Bank's reputation or financial condition, or termination of this Agreement pursuant to order of any government regulatory agency.

                  11.5. If, during the term of this Agreement, Employee becomes disabled, this Agreement may be then terminated subject to the Bank?s obligation to continue to pay Employee as hereinafter provided in this subparagraph 11.5. For purposes of this paragraph, Employee shall be considered ?disabled? if he is determined to be disabled in accordance with the terms of any disability insurance policy maintained by the Bank for Employee at the time of the onset of the disability and Employee is disabled for a period of sixty (60) consecutive days. In the absence of any such policy, Employee shall be considered "disabled" if he is unable to perform substantially all of his duties under this Agreement because of illness, injury, or physical or mental incapacity for a period of sixty (60) consecutive days. For the first sixty (60) days of Employee?s disability the Bank shall continue to pay Employee at a rate commensurate with Employee?s then annual salary. For the period after the first sixty (60) days of Employee?s disability, the Bank shall continue to pay Employee at a rate commensurate with the benefit Employee will receive under any disability insurance policy maintained by the Bank for a period of one hundred twenty (120) days or until Employee?s benefits under any disability policy maintained by the Bank for Employee commence, whichever period is shorter.

                  11.6. Any termination of the employment of the Employee under this Agreement by the Bank shall be exercisable on behalf of the Bank by the Board of Directors of the Bank.

         12. Merger, Sale or Transfer of Bank Assets, Change in Control.

                  12.1. Disposition of Agreement. If, during the term of this Agreement, there occurs a Business Combination (as that term is defined in Article VIII of the Bank's articles of

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incorporation,  the  relevant  provisions  of which are  incorporated  herein by reference as they exist on the date hereof, whether or not such article is in effect at the time of such Business Combination) or an effective change in control of the Bank resulting from privately negotiated purchase(s) of the Bank's common stock or an offer to all shareholders of the Bank offering to purchase or acquire by exchange their shares or any combination thereof, then the Bank may, at its sole option, (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to substantially all of the Bank's business subject to the rights of Employee herein enumerated, (2) continue this Agreement in full force and effect subject to the rights of Employee herein enumerated or (3) terminate this Agreement effective on the date of the Business Combination or effective change in control. In the event the Bank terminates this Agreement Employee shall be paid severance pay in accordance with paragraph 12.2 hereof. In the event the Bank assigns this Agreement or continues this Agreement as more particularly set forth above, Employee may, for a period of thirty (30) days following written notice of such assignment or election to continue and at his sole option, (1) consent to said assignment or election to continue or (2) elect to terminate this Agreement. In the event Employee elects to terminate this Agreement, Employee shall be paid severance pay in accordance with paragraph 12.2 hereof.


                  12.2. Severance Pay. The amount of severance pay to which Employee shall be entitled under the circumstances specified in paragraph 12.1 hereof shall be as follows:


                           (i) In the event of a Business Combination during the
term of this Agreement  which  satisfies the conditions  provided in paragraph C
(1) of Article VIII of the Bank's articles of incorporation (relating to approval by a majority of Continuing Directors), Employee shall be paid severance pay equal to one (1) year's base salary as specified in paragraph 5 hereof or severance pay equal to the remainder of his base salary for the remaining term of this Agreement if the remaining term is less than one (1) year.

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                           (ii) In the event of a  Business  Combination  during
the term of this Agreement which does not satisfy the conditions provided in paragraph C(1) of Article VIII of the Bank's articles of incorporation, or in the event of an effective change of control of the Bank during the term of this Agreement, Employee shall be paid severance pay equal to two (2) year's base salary as specified in paragraph 5 hereof.

                  12.3. Method of Payment. In any event in which severance pay is to be paid hereunder, it shall be paid in a single lump sum within thirty
(30) days of the Bank's or Employee's election to terminate this Agreement. Such severance pay shall be subject to such withholding deductions as are required by law.

                  12.4. Limitation on Severance Pay. In the event the severance pay to be paid hereunder will, when aggregated with all other payments to Employee which are contingent (either in amount or in timing) on a change of the ownership or effective control of the Bank, or in the ownership of a substantial portion of its assets, have an aggregate present value of three hundred percent (300%) or more of the Employee's base amount, as defined in Internal Revenue Code Section 280G, then, in such event his severance pay to be paid hereunder shall be reduced by an amount sufficient to cause the aggregate of all payments to Employee which are contingent on a change of ownership or effective control of the Bank, or on the ownership of a substantial portion of its assets to be equal to two hundred ninety-nine percent (299%) of the Employee's base amount.

                  12.5. An "effective change in control" of the Bank shall be deemed to have occurred upon the acquisition of thirty percent (30%) or more of the Bank's outstanding Common Stock by a single individual, a single entity or an affiliated group of individuals and/or entities.

         13. Employee's Termination. If it becomes known that this Agreement will be terminated by Employee in accordance with its provisions, the Bank may, in its sole discretion but

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subject to its other obligations  under this Agreement,  relieve Employee of his duties under this Agreement, and assign Employee other reasonable duties and responsibilities to be performed until the termination becomes effective.

         14. Protection of Confidential Data. Employee acknowledges that the customer lists, trade secrets, loan, financial and other proprietary information of the Bank are valuable, special and unique assets of the Bank. Employee acknowledges that in the course of his employment, Employee will have access to confidential records and data pertaining to the Bank's customers and to the relationship between these customers and the Bank. Such information is considered secret and it is disclosed to Employee in confidence. During his employment by the Bank and for two (2) years after termination of that employment, Employee shall not directly or indirectly disclose or use any such information, except as required in the course of his employment by the Bank. In addition, during and for two (2) years after termination of his employment, Employee shall not induce or attempt to induce any employee of the Bank to discontinue representing the Bank for the purpose of representing any competitor of the Bank. Employee acknowledges that the remedy at law for the breach of this covenant is inadequate and that the Bank, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

         15. Miscellaneous Provisions.

                  15.1 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator it selects and of their

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own  attorneys,  and the  expenses  of their  witnesses,  the fees of the  third arbitrator, and all other fees and costs, shall be borne equally by the parties.
Employee  is  obligated  under  this  Agreement  to  protect  the   confidential
information of the Bank. The breach of Employee?s obligation to protect the confidential information of the Bank cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in addition to other remedies provided by law or this Agreement and notwithstanding the foregoing mandatory arbitration provisions, the Bank shall have right during or after the term of this Agreement to obtain injunctive relief against the breach of this contract by Employee. The prevailing party in any action for injunctive relief shall be entitled to recover reasonable attorneys? fees and costs.

                  15.2. Integration. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties, including all prior employment and consulting agreements, whether or not fully performed by Employee before the date of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties.

                  15.3. Notices. Any notice to the Bank required or permitted under this Agreement shall be given in writing to the Bank, either by personal service or by registered or certified mail, postage prepaid, addressed to the Chairman of the Board of Directors of the Bank at his then principal place of business. Any such notice to Employee shall be given in a like manner and, if mailed, shall be addressed to Employee at his home address then shown in the Bank's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, or
(b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

                  15.4. Assignment. Except as hereinabove expressly provided, this Agreement

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may not be assigned by either  party  without the prior  written  consent of the other party.

                  15.5. Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

                  15.6. Effect of Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not effect the construction or interpretation of any of its provisions.

                  15.7. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and, subject to the provisions of paragraph 12 hereof, their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

                  15.8.  Choice  of  Law.  The  formation,   construction,   and
performance of this Agreement shall be construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                 THE BANK:

                                 The Vintage Bank

                                 By:
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                                    Thomas F. Malloy, Chairman of the Board

                                 EMPLOYEE:

                                 ---------------------------------------------
                                 Terry L. Robinson

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